Exhibit 10.1

Triangle Petroleum Corporation

STOCK OPTION PLAN

1.	Purpose

The purpose of the Plan is to provide an incentive to the directors, officers, employees, consultants and other personnel of the Corporation or any of its subsidiaries to achieve the longer-term objectives of the Corporation; to give suitable recognition to the ability and industry of such persons who contribute materially to the success of the Corporation; and to attract to and retain in the employ of the Corporation or any of its subsidiaries, persons of experience and ability, by providing them with the opportunity to acquire an increased proprietary interest in the Corporation.

2.	Definitions and Interpretation

When used in this Plan, unless there is something in the subject matter or context inconsistent therewith, the following words and terms shall have the respective meanings ascribed to them as follows:

(a)	“Black-Out Period” means a period of time imposed by the Corporation upon certain designated persons during which those persons may not trade in any securities of the Corporation;

(b)	“Board of Directors” means the board of directors of the Corporation;

(c)	“Change in Control” means:

•	the sale of all or substantially all of the assets of the Corporation;

•

the acquisition by any person of Common Shares, or other securities of the Corporation having rights of purchase, conversion or exchange into Common Shares by such person, which exceeds 50% of the issued and outstanding Common Shares;

•

the merger, amalgamation, consolidation or absorption of the Corporation with or into any other entity, but only if the shareholders of the Corporation immediately prior to such transaction own, immediately after the transaction, voting securities of the merged entity carrying less than 50% of the votes for the election of directors;

•

the election at a meeting of the Corporation’s shareholders of that number of persons which would represent a majority of the Board of Directors as directors of the Corporation, who are not included in the slate for election as directors proposed to the Corporation’s shareholders by management of the Corporation; or

•

a determination by the Board of Directors that there has been a change, whether by way of a change in the holding of the common shares of the Corporation, in the ownership of the Corporation’s assets or by any other means, as a result of which any person or group of persons acting jointly or in concert is in a position to exercise effective control of the Corporation.

(d)	“Common Shares” means common shares in the capital of the Corporation and any shares or securities of the Corporation into which such common shares are changed, converted, subdivided, consolidated or reclassified;

(e)	“Corporation” means Triangle Petroleum Corporation and any successor corporation and any reference herein to action by the Corporation means action by or under the authority of its Board of Directors or a duly empowered committee appointed by the Board of Directors;

(f)	“Exchange” means the TSX Venture Exchange Inc. or any other stock exchange on which the Common Shares are listed; 26

(g)	“Exchange Policies” means the policies of the Exchange, including those set forth in the Corporate Finance Manual of the Exchange;

(h)	“Insider” has the meaning ascribed thereto in Exchange Policies;

(i)	“Market Price” means the last per share closing price for the Common Shares on the Exchange on the day before the date of grant of an Option;

(j)	“Option” means an option granted by the Corporation to an Optionee entitling such Optionee to acquire a designated number of Common Shares from treasury at a price determined by the Board of Directors;

(k)	“Option Period” means the period determined by the Board of Directors during which an Optionee may exercise an Option, not to exceed the maximum period permitted by the Exchange, which maximum period is ten (10) years other than any permitted extension pursuant to Section 8 due to a Black-Out Period;

(l)	“Optionee” means a person who is a director, officer, employee, consultant or other personnel of the Corporation or a subsidiary of the Corporation; a corporation wholly-owned by such persons; or any other individual or body corporate who may be granted an option pursuant to the requirements of the Exchange, who is granted an Option pursuant to this Plan; and

(m)	“Plan” shall mean the Corporation’s incentive stock option plan as embodied herein and as from time to time amended.

Capitalized terms in the Plan that are not otherwise defined herein shall have the meaning set out in the Exchange Policies, including without limitation “Consultant”, “Employee”, “Insider”, “Investor Relations Activities”, “Management Company Employee”, “Tier 1 Issuer” and “Tier 2 Issuer”.

Wherever the singular or masculine is used in this Plan, the same shall be construed as meaning the plural or feminine or body corporate and vice versa, where the context or the parties so require.

3.	Administration

The Plan shall be administered by the Board of Directors. The Board of Directors shall have full and final discretion to interpret the provisions of the Plan and to prescribe, amend, rescind and waive rules and regulations to govern the administration and operation of the Plan. All decisions and interpretations made by the Board of Directors shall be binding and conclusive upon the Corporation and on all persons eligible to participate in the Plan, subject to shareholder approval if required by the Exchange. Notwithstanding the foregoing or any other provision contained herein, the Board of Directors shall have the right to delegate the administration and operation of the Plan to a committee of directors appointed from time to time by the Board of Directors, in which case all references herein to the Board of Directors shall be deemed to refer to such committee.

4.	Eligibility

The Board of Directors may at any time and from time to time designate those Optionees who are to be granted an Option pursuant to the Plan and grant an Option to such Optionee. Subject to Exchange Policies and the limitations contained herein, the Board of Directors is authorized to provide for the grant and exercise of Options on such terms (which may vary as between Options) as it shall determine. No Option shall be granted to any person except upon recommendation of the Board of Directors. A person who has been granted an Option may, if he is otherwise eligible and if permitted by Exchange Policies, be granted an additional Option or Options if the Board of Directors shall so determine. Subject to Exchange Policies, the Corporation shall represent that the Optionee is a bona fide Employee, Consultant or Management Company Employee (as such terms are defined in Exchange Policies) in respect of Options granted to such Optionees.

5.	Participation

Participation in the Plan shall be entirely voluntary and any decision not to participate shall not affect an Optionee’s relationship or employment with the Corporation.

Notwithstanding any express or implied term of this Plan or any Option to the contrary, the granting of an Option pursuant to the Plan shall in no way be construed as conferring on any Optionee any right with respect to continuance as a director, officer, employee or consultant of the Corporation or any subsidiary of the Corporation.

Options shall not be affected by any change of employment of the Optionee or by the Optionee ceasing to be a director or officer of or a consultant to the Corporation or any of its subsidiaries, where the Optionee at the same time becomes or continues to be a director, officer or full-time employee of or a consultant to the Corporation or any of its subsidiaries.

No Optionee shall have any of the rights of a shareholder of the Corporation in respect to Common Shares issuable on exercise of an Option until such Common Shares shall have been paid for in full and issued by the Corporation on exercise of the Option, pursuant to this Plan.

6.	Common Shares Subject to Options

The number of authorized but unissued Common Shares that may be issued upon the exercise of Options granted under the Plan at any time plus the number of Common Shares reserved for issuance under outstanding incentive stock options otherwise granted by the Corporation shall not exceed 10% of the issued and outstanding Common Shares on a non-diluted basis at any time, and such aggregate number of Common Shares shall automatically increase or decrease as the number of issued and outstanding Common Shares changes. The Options granted under the Plan together with all of the Corporation’s other previously established stock option plans or grants, shall not result at any time in:

(a)	the number of Common Shares reserved for its issuance in connection with the Plan exceeding 10% of the issued and outstanding Common Shares;

(b)	the number of Common Shares reserved for issuance pursuant to Options granted to Insiders exceeding 10% of the issued and outstanding Common Shares;

(c)	the grant to Insiders within a 12 month period, of a number of Options exceeding 10% of the outstanding Common Shares; or

(d)	the grant to any one (1) Optionee within a twelve month period, of a number of Options exceeding 5% of the issued and outstanding Common Shares.

Notwithstanding the foregoing, the aggregate number of Common Shares reserved for issuance to all Persons employed to provide Investor Relations Activities or to any one Consultant (as such terms are defined in Exchange Policies) under Options granted in any 12 month period shall not exceed 2% of the issued and outstanding Common Shares determined at the date of grant.

Appropriate adjustments shall be made as set forth in Section 14 hereof, in both the number of Common Shares covered by individual grants and the total number of Common Shares authorized to be issued hereunder, to give effect to any relevant changes in the capitalization of the Corporation.

If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased Common Shares subject thereto shall again be available for the purpose of the Plan.

7.	Option Agreement

A written agreement will be entered into between the Corporation and each Optionee to whom an Option is granted hereunder, which agreement will set out the number of Common Shares subject to option, the exercise price and any other terms and conditions approved by the Board of Directors, all in accordance with the provisions of this Plan (herein referred to as the “Stock Option Agreement”). The Stock Option Agreement will be in such form as the Board of Directors may from time to time approve, and may contain such terms as may be considered necessary in order that the Option will comply with any provisions respecting options in the income tax or other laws in force in any country or jurisdiction of which the Optionee may from time to time be a resident or citizen or the rules of any regulatory body having jurisdiction over the Corporation.

8.	Option Period and Exercise Price

Each Option and all rights thereunder shall be expressed to expire on the date set out in the respective Stock Option Agreement, which shall be the date of the expiry of the Option Period (the “Expiry Date”), subject to earlier termination as provided in Sections 10 and 11 hereof.

Notwithstanding the foregoing, in the event that the Expiry Date falls within a Black-Out Period or within ten (10) business days immediately after a Black-Out Period ends, the new Expiry Date of the Option shall be ten (10) business days from the date that the Black-Out Period ends.

Subject to Exchange Policies and any limitations imposed by any relevant regulatory authority, the exercise price of an Option granted under the Plan shall be as determined by the Board of Directors when such Option is granted and shall be an amount at least equal to the Market Price of the Common Shares.

9.	Exercise of Options

An Optionee shall be entitled to exercise an Option granted to him at any time prior to the expiry of the Option Period, subject to Sections 10 and 11 hereof and, subject to the discretion of the Board of Directors, to the following vesting limitations: an Option shall become exercisable as to one-third on each of the first, second and third anniversaries of the date of the grant.

The exercise of any Option will be conditional upon receipt by the Corporation at its head office of a written notice of exercise, specifying the number of Common Shares in respect of which the Option is being exercised, accompanied by cash payment, certified cheque or bank draft for the full purchase price of such Common Shares with respect to which the Option is being exercised.

Common Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Common Shares pursuant thereto shall comply with all relevant provisions of applicable securities law, including, without limitation, the United States Securities Act of 1933, as amended, the United States Securities and Exchange Act of 1934, as amended, applicable U.S. state laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or consolidated stock price reporting system on which prices for the Common Shares are quoted at any given time. As a condition to the exercise of an Option, the Corporation may require the person exercising such Option to represent and warrant at the time of any such exercise that the Common Shares are being purchased only for investment and without any present intention to sell or distribute such Common Shares if, in the opinion of counsel for the Corporation, such a representation is required by law.

10.	Ceasing to be a Director, Officer, Employee or Consultant

If an Optionee ceases to be a director, officer, employee or consultant of the Corporation or its subsidiaries for any reason other than death, the Optionee may, but only within ten (10) days after the Optionee ceasing to be a director, officer, employee or consultant (or three (3) days in the case of an Optionee engaged in Investor Relations Activities) or prior to the expiry of the Option Period, whichever is earlier, exercise any Option held by the Optionee, but only to the extent that the Optionee was entitled to exercise the Option at the date of such cessation. For greater certainty, any Optionee who is deemed to be an employee of the Corporation pursuant to any medical or disability plan of the Corporation shall be deemed to be an employee for the purposes of the Plan.

11.	Death of Optionee

In the event of the death of an Optionee, the Option previously granted to him shall be exercisable within six (6) months following the date of the death of the Optionee or prior to the expiry of the Option Period, whichever is earlier, and then only:

(a)	by the person or persons to whom the Optionee’s rights under the Option shall pass by the Optionee’s will or the laws of descent and distribution, or by the Optionee’s legal personal representative; and

(b)	to the extent that the Optionee was entitled to exercise the Option at the date of the Optionee’s death.

12.	Optionee’s Rights Not Transferable

No right or interest of any Optionee in or under the Plan is assignable or transferable, in whole or in part, either directly or by operation of law or otherwise in any manner except by bequeath or the laws of descent and distribution, subject to the requirements of the Exchange, or as otherwise allowed by the Exchange.

Subject to the foregoing, the terms of the Plan shall bind the Corporation and its successors and assigns, and each Optionee and his heirs, executors, administrators and personal representatives.

13.	Takeover or Change of Control

In the event of any proposed Change in Control of the Corporation, any Option granted under the plan shall terminate, but, provided that the Optionee shall have the right ten (10) days prior to the effective date of any such Change in Control to exercise his Option in whole or in part whether or not the vesting requirements set forth in the Stock Option Agreement have been satisfied. If the Change of Control is not completed, any Option remaining unexercised shall be subject to the original terms of the Stock Option Agreement relating to the grant of the Option as if the Change in Control had not been proposed.

14.	Anti-Dilution of the Option

In the event of:

(a)	any subdivision, redivision or change of the Common Shares at any time during the term of the Option into a greater number of Common Shares, the Corporation shall deliver, at the time of any exercise thereafter of the Option, such number of Common Shares as would have resulted from such subdivision, redivision or change if the exercise of the Option had been made prior to the date of such subdivision, redivision or change;

(b)	any consolidation or change of the Common Shares at any time during the term of the Option into a lesser number of Common Shares, the number of Common Shares deliverable by the Corporation on any exercise thereafter of the Option shall be reduced to such number of Common Shares as would have resulted from such consolidation or change if the exercise of the Option had been made prior to the date of such consolidation or change;

(c)	any reclassification of the Common Shares at any time outstanding or change of the Common Shares into other shares, or in case of the consolidation, amalgamation or merger of the Corporation with or into any other corporation (other than a consolidation, amalgamation or merger which does not result in a reclassification of the outstanding Common Shares or a change of the Common Shares into other shares), or in case of any transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation, at any time during the term of the Option, the Optionee shall be entitled to receive, and shall accept, in lieu of the number of Common Shares to which he was theretofore entitled upon exercise of the Option, the kind and amount of shares and other securities or property which such holder would have been entitled to receive as a result of such reclassification, change, consolidation, amalgamation, merger or transfer if, on the effective date thereof, he had been the holder of the number of Common Shares to which he was entitled upon exercise of the Option.

Adjustments shall be made successively whenever any event referred to in this section shall occur. For greater certainty, the Optionee shall pay for the number of shares, other securities or property as aforesaid, the amount the Optionee would have paid if the Optionee had exercised the Option prior to the effective date of such subdivision, redivision, consolidation or change of the Common Shares or such reclassification, consolidation, amalgamation, merger or transfer, as the case may be.

15.	Costs

The Corporation shall pay all costs of administering the Plan.

16.	Termination and Amendment

The Board of Directors may amend from time to time or suspend, terminate or discontinue the terms and conditions of this Plan or any outstanding Option granted hereunder by resolution of the Board. Any amendments shall be subject to the prior consent of any applicable regulatory bodies, including the Exchange. Except as otherwise provided, any amendment to the Plan shall take effect only with respect to Options granted after the effective date of the amendment; provided that it may apply to Outstanding Options with the mutual consent of the Corporation and the Optionee to whom such Options have been granted. The Board of Directors shall have the power and authority to approve amendments relating to the Plan or to Options at any time, without the further approval of the shareholders of the Corporation or any Optionee whose Option is amended or terminated, including, without limitation, to the extent that such amendment:

(a)	is necessary to conform this Plan or such Option, as the case may be, to applicable law or regulation or the requirements of the Exchange or any relevant regulatory authority, whether or not such amendment or termination would affect any accrued rights;

(b)	is for the purpose of curing any ambiguity, error or omission in the Plan or to correct or supplement any provision of the Plan that is inconsistent with any other provision of the Plan;

(c)	is an amendment to the Plan respecting administration and eligibility for participation under the Plan;

(d)	changes the terms and conditions on which Options have been granted pursuant to the Plan, including the re-pricing of such Options and changes to the length of the Option Period;

(e)	alters, extends or accelerates the terms of vesting applicable to any Option;

(f)	amends or modifies the mechanics for exercising Options, including the addition of a cashless exercise feature; or

(g)	is an amendment to the Plan of a “housekeeping nature”;

provided that in case of any alteration, amendment or variation referred to in paragraph (a) and (b) of this Section 16 the alteration, amendment or variation does not:

(h)	amend the number of Common Shares issuable under the Plan;

(i)	increase an Option Period beyond the maximum period permitted by the Exchange, other than any permitted extension thereto due to a Black-Out Period;

(j)	add any form of financial assistance by the Corporation for the exercise of any Option;

(k)	result in a material or unreasonable dilution in the number of outstanding Common Shares or any material benefit to an Optionee; or

(l)	change the class of eligible participants to the Plan which would have the potential of broadening or increasing participation by Insiders of the Corporation;

and further provided that

(m)	disinterested shareholder approval will be obtained for any reduction in the exercise price of an Option if the Optionee is an Insider of the Corporation at the time of the proposed amendment; and

(n)	any Options granted prior to acceptance and approval of such amendments by the Exchange shall be conditional upon such approval and acceptance being given and no such Options may be exercised unless and until such approval and acceptance are given.

17.	Applicable Law

This Plan shall be governed by, administered and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein.

18.	Prior Plans

On the effective date (as set out in Section 19 hereof), subject to Exchange approval and, if required, shareholder approval, no additional options shall be granted under any prior stock option plans.

19.	Effective Date

This Plan shall become effective as of and from, January 28, 2009.